Exhibit 5.1

July 2, 2018

CBL & Associates Properties, Inc.
2030 Hamilton Place Blvd., Suite 500
Chattanooga, Tennessee 37421

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the “Company”) and CBL & Associates Limited Partnership, a limited partnership formed under the laws of the state of Delaware (the “Operating Partnership”), in connection with the preparation of the Registration Statement on Form S-3ASR (the “Registration Statement”), being filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to (1) the offer and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations of the SEC promulgated under the Securities Act, of one or more of the following securities: (i) shares of the Company’s preferred stock, par value $.01 per share (the “Preferred Stock”), in one or more series; (ii) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); (iii) depositary shares, to be represented by depositary receipts representing fractional interests in the Company’s Preferred Stock (the “Depositary Shares”); (iv) warrants to purchase shares of Common Stock, Preferred Stock or Depositary Shares (the “Warrants”) to be issued pursuant to one or more warrant agreements (the “Warrant Agreements”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (v) rights to purchase shares of Common Stock, Preferred Stock or Depositary Shares (the “Rights”) to be issued pursuant to one or more rights agreements (the “Rights Agreements”) between the Company and a rights agent to be appointed prior to the issuance of Rights; (vi) units consisting of two or more types of the foregoing securities (the “Units”), to be issued pursuant to one or more unit agreements (the “Unit Agreements”); and (vii) limited guarantees by the Company of the Partnership Debt Securities (as defined below) (the “Limited Company Guarantees”) and (2) the offer and sale from time to time by the Operating Partnership, pursuant to Rule 415 of the General Rules and Regulations of the SEC promulgated under the Securities Act, of one or more series of debentures, notes, bonds or other evidences of indebtedness as senior and/or subordinated debt securities (the “Partnership Debt Securities”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights, Units and Limited Company Guarantees are collectively referred to herein as the “Company Securities.” The Registration Statement also may be used to offer and sell securities to be issued to limited partners of the Operating Partnership in exchange for partnership interests, or to cover the resale of any of the securities described herein by one or more selling security holders.

As counsel for the Company and the Operating Partnership, we are familiar with the Amended and Restated Certificate of Incorporation of the Company, as amended and as presently in effect (the “Certificate of Incorporation”), the Third Amended and Restated Bylaws of the Company, as amended and as presently in effect (the “Bylaws”), the Fourth Amended and Restated Partnership Agreement of the Operating Partnership dated November 2, 2012, as supplemented to date and presently in effect (the “Partnership Agreement”), and the Certificates of Incorporation and Bylaws, as presently in effect, of each of CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), a wholly owned subsidiary of the Company which serves as the General Partner of the Operating Partnership and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”), a wholly owned subsidiary of the Company through which the Company holds its limited partnership interests in the Operating Partnership. In connection with this opinion, we also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including without limitation:

(1)	a Good Standing Certificate with respect to the Company issued by the Secretary of State of Delaware dated as of a recent date;

(2)	a Good Standing Certificate with respect to the Operating Partnership issued by the Secretary of State of Delaware dated as of a recent date;

(3)	Good Standing Certificates with respect to each of CBL Holdings I and CBL Holdings II issued by the Secretary of State of Delaware dated as of a recent date;

(4)	the Registration Statement;

(5)
actions previously taken by the Company’s Board of Directors and, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware (the “Delaware Act”), a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”), in accordance with the Delaware Act, the Certificate of Incorporation and the Bylaws, including such actions taken by the Board of Directors of CBL Holdings I, general partner of the Operating Partnership, pursuant to approval by the Board of the Company as sole shareholder of CBL Holdings I (such actions, including any such future actions to be taken by the Board or by the Board of Directors of CBL Holdings I as described herein, being collectively referred to as the “Corporate Proceedings”);

(6)
certifications of the Corporate Proceedings taken to date by the Company and by CBL Holdings I, in its capacity as general partner of the Operating Partnership in connection with the authorization of the Registration Statement, the Company Securities and the Partnership Debt Securities by the Secretary of the Company and the Secretary of CBL Holdings I in certificates dated as of even date herewith (the “Secretary’s Certificates”);

(7)	the Form of Indenture for the Partnership Debt Securities incorporated as Exhibit 4.9 to the Registration Statement (the “Form of Indenture”);

(8)
that certain Indenture for the Partnership Debt Securities dated as of November 26, 2013, among the Operating Partnership, the Company and U.S. Bank National Association, as Trustee (the “Current Trustee”), as supplemented by the First Supplemental Indenture thereto dated as of November 26, 2013 (the “First Supplemental Indenture”) and the Second Supplemental Indenture thereto dated as of December 13, 2016 (the “Second

Supplemental Indenture”), filed, respectively, as Exhibit 4.10.1, Exhibit 4.10.2 and Exhibit 4.10.3 to the Registration Statement (collectively, the “Partnership Debt Indenture”); and

(9)	the Company’s Limited Guaranty of Partnership Debt Securities, dated as of November 26, 2013 and filed as Exhibit 4.10.4 to the Registration Statement (the “Current Limited Company Guarantee”).

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and the enforceability of all documents submitted to us against parties other than the Company and the Operating Partnership. We have assumed that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Operating Partnership and certificates of public officials, without independent verification of their accuracy.

We have also assumed:

(1)
that the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Securities Act and that the effectiveness thereof will not have been terminated or rescinded;

(2)
that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law);

(3)
that a prospectus supplement and any applicable free writing prospectus documents will have been prepared and filed in accordance with the applicable regulations of the SEC describing the Securities offered thereby and will comply with all applicable laws;

(4)
that any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities will have been obtained, and all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and any applicable free writing prospectus;

(5)
that any applicable purchase, underwriting or similar agreement with respect to any Company Securities or Partnership Debt Securities offered or issued will have been duly authorized pursuant to all necessary Corporate Proceedings of the Company and the

Operating Partnership and validly executed in definitive form and delivered by the Company and/or the Operating Partnership and the other parties thereto;

(6)
that upon the issuance of any shares of Common Stock, including any such shares which may be issued upon conversion or exercise of any Company Securities that are convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation;

(7)
that upon the issuance of any shares of Preferred Stock, including any such shares which may be issued upon conversion or exercise of any Company Securities that are convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable series of Preferred Stock designated pursuant to the Certificate of Incorporation, will not exceed, respectively, the total number of shares, and the number of shares of such series, of Preferred Stock that the Company is then authorized to issue under the Certificate of Incorporation;

(8)
that none of the Company Securities will be issued in violation of the restrictions on ownership and transfer set forth in Article FOURTH of the Certificate of Incorporation or any comparable provision in the certificate of designations creating any series of Preferred Stock;

(9)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of a deposit agreement containing customary terms (a “Deposit Agreement”) relating to any Depositary Shares, and each amendment thereof or supplement thereto;

(10)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of a Warrant Agreement containing customary terms relating to any Warrants, and each amendment thereof or supplement thereto;

(11)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of a Rights Agreement containing customary terms relating to any Rights, and each amendment thereof or supplement thereto;

(12)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of a Unit Agreement containing customary terms relating to any Units, and each amendment thereof or supplement thereto;

(13)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of (as applicable): (i) any necessary supplements to the Partnership Debt Indenture or (ii) one or more indentures substantially in the form of the Form of Indenture in the case of any Partnership Debt Securities that are not issued pursuant to the Partnership Debt Indenture (each, as supplemented by any supplemental indenture applicable to any such series of Partnership Debt Securities, a “Future Indenture”), to be entered into among the Company and the Operating Partnership (if applicable) and either the Current Trustee or a commercial bank to be named by the Company or the Operating Partnership, as applicable, as trustee (the “Trustee”);

(14)
the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of any Limited Company Guarantees to be entered into between the Company and the applicable Trustee as a replacement for, or in addition to, the Current Limited Company Guarantee; and

(15)
that New York law will be chosen to govern any Future Indentures and any Limited Company Guarantees that may be entered into in addition to the Current Limited Company Guarantee, and that such choice is a valid and legal provision.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	The Company is a corporation validly existing under and by virtue of the laws of the State of Delaware and is in good standing with the Secretary of State of the State of Delaware.

2.
The Operating Partnership is a limited partnership validly existing under and by virtue of the laws of the State of Delaware and is in good standing with the Secretary of State of the State of Delaware.

3.
With respect to shares of any series of Preferred Stock, when (A) the Company has completed all Corporate Proceedings required to be taken to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof pursuant to an applicable definitive purchase, underwriting or similar agreement and related matters, including the adoption of a certificate of designations relating to such Preferred Stock and the filing and effectiveness of the certificate of designations with the Delaware Secretary of State as an amendment to the Certificate of Incorporation and (B) certificates representing the shares of such Preferred Stock have been duly executed, countersigned, registered and delivered (or, in the case of shares issued in book entry form, the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners) by the Company either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein (not less than the par value of the Preferred Stock) or (ii) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security approved by the Company’s Board and providing for such conversion or exercise for the consideration provided therein (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.
With respect to the shares of Common Stock offered and sold by the Company, when both (A) the Company has completed all Corporate Proceedings required to be taken to approve the issuance and the terms of the offering thereof pursuant to an applicable definitive purchase, underwriting or similar agreement and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or, in the case of shares issued in book entry form, the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein (not less than the par value of the Common Stock) or (ii) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security approved by the Company’s Board and providing for such conversion or exercise for the consideration provided therein (not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and nonassessable.

5.
With respect to any shares of Common Stock (i) issued to limited partners of the Operating Partnership in exchange for their partnership interests or (ii) subsequently offered and sold by such limited partners pursuant to the Registration Statement, when the Company and the Operating Partnership have completed all Corporate Proceedings required to approve the issuance of such shares of Common Stock and such shares have been issued in exchange for limited partnership interests in the Operating Partnership in accordance with the terms of the Partnership Agreement, such shares will be validly issued, fully paid and nonassessable.

6.
With respect to any Warrants, when (A) the Company has completed all Corporate Proceedings required to be taken to approve the creation, issuance and terms of the offering thereof (including the terms governing issuance of the Company Securities underlying such Warrants) and related matters, (B) a Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement (including any applicable Unit Agreement) approved by the Company’s Board upon payment of the consideration therefor provided for therein, the Warrants will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.
With respect to any Rights, when (A) the Company has completed all Corporate Proceedings required to be taken to approve the creation, issuance and terms of the offering thereof and related matters (including the terms governing issuance of the Company Securities underlying such Rights), (B) the Rights Agreement relating to the Rights has been duly authorized and validly executed and delivered by the Company and the rights agent appointed by the Company and (C) the Rights or certificates representing the Rights have been duly executed, countersigned, registered and delivered in accordance with the appropriate Rights Agreement and the applicable definitive purchase, underwriting or similar agreement (including any applicable Unit Agreement) approved by the Company’s Board upon payment of the consideration therefor provided for therein, the Rights will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8.
With respect to the Depositary Shares, when (A) the Company has completed all Corporate Proceedings required to be taken to approve the creation, issuance and terms of the offering thereof and related matters, including without limitation, the due authorization and issuance to the depositary under the Deposit Agreement of the shares of Preferred Stock underlying the Depositary Shares, (B) the Deposit Agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, and (C) the Depositary Shares and the depositary receipt evidencing the Depositary

Shares have been duly executed, registered, sold and delivered at the price and in accordance with the terms set forth in (i) the Registration Statement, (ii) the supplement or supplements to the prospectus included therein, (iii) the Deposit Agreement, and (iv) either (X) pursuant to the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board or (Y) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Company’s Board, and in either case upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing such Depositary Shares.

9.
With respect to any offering of any series of Units, when (A) the Company has completed all Corporate Proceedings required to be taken to approve the creation, issuance and terms of the offering thereof and related matters, including without limitation, to fix and determine the terms of the Units and the Company Securities underlying the Units; (B) the terms of the Units and the Company Securities constituting a part thereof, and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement; (C) the applicable Unit Agreement has been duly executed and delivered; (D) either (i) the Units have been duly executed and authenticated in accordance with the terms of the applicable Unit Agreement and duly delivered to the purchasers thereof or (ii) in the case of Units issued in book entry form, the Units have been entered on the books of the transfer agent and registrar therefor under the names of the nominal owners; and (E) the Company receives the consideration therefore authorized by the Company’s Board, the Units will constitute valid and binding obligations of the Company, enforceable against Company in accordance with their terms.

10.
With respect to any Partnership Debt Securities, when (a) any applicable Future Indenture, as well as one or more Trustees serving as such with respect to either the Partnership Debt Indenture or any applicable Future Indenture, have been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Company and the Operating Partnership have completed all Corporate Proceedings required to be taken to authorize and approve the issuance and terms of such Partnership Debt Securities pursuant to either the Partnership Debt Indenture (including any necessary supplements thereto) or any applicable Future Indenture, including the selection of the applicable Trustee and the terms of the offering thereof pursuant to an applicable definitive purchase, underwriting or similar agreement, (c) any applicable Future Indenture, or any necessary supplement to the Partnership Debt Indenture, has been duly executed and delivered by the Operating Partnership, the Company and the applicable Trustee, (d) the Partnership Debt Securities have been duly executed and issued by the Operating Partnership and authenticated by the applicable Trustee, and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor, such Partnership Debt Securities will constitute valid and binding obligations of the Operating Partnership, entitled to the benefits of the Partnership Debt Indenture or the Future Indenture pursuant to which they were issued (as applicable) and will be enforceable against the Operating Partnership in accordance with their terms.

11.
With respect to any applicable Limited Company Guarantees (including without limitation the Current Limited Company Guarantee or any applicable future Limited Company Guarantee in substantially the form of the Current Limited Company Guarantee), when (a) the Partnership

Debt Securities have been duly established in accordance with the Partnership Debt Indenture or any applicable Future Indenture, (b) the Board of the Company has completed all Corporate Proceedings required to be taken to approve the applicable Limited Company Guarantee and the issuance and the terms of such Limited Company Guarantee against payment therefor in accordance with the terms of the Partnership Debt Indenture (or any applicable Future Indenture) and related matters, and (c) the Limited Company Guarantees have been duly executed and issued by the Company and authenticated by the applicable Trustee, and delivered in accordance with the terms of the Partnership Debt Indenture (or any applicable Future Indenture) and of any applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, such Limited Company Guarantees will constitute valid and binding obligations of the Company, entitled to the benefits of the Partnership Debt Indenture (or any applicable Future Indenture) and enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, preference, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws); (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief), (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability, or of any provision requiring the payment of attorneys’ fees, where such indemnification or contribution, or payment of attorneys’ fees, is contrary to law or public policy, (iv) we express no opinion concerning the creation, validity, attachment, perfection or priority of any lien or security interest, (v) we express no opinion concerning the enforceability of (A) the potential future “Subsidiary Guarantees” as defined and described in Section 3.1 of the First Supplemental Indenture and in Section 3.1 of the Second Supplemental Indenture (in each case, as such term is defined therein), (B) the waiver of rights or defenses contained in Section 514 of the Indenture, or (C) any other provision of the Indenture that constitute waivers that are prohibited by law prior to default; and (vi) we express no opinion with respect to whether acceleration of any of the Partnership Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, in each case subject to the limitations and assumptions contained herein, the Delaware Act and, solely with respect to the Partnership Debt Securities and Limited Company Guarantees, the laws of the State of New York.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act in connection with the Registration Statement, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Company Securities and the Partnership Debt Securities. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus included therein within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Husch Blackwell LLP

Husch Blackwell LLP